ING USA                                        SINGLE PREMIUM IMMEDIATE
 ANNUITY AND LIFE                               FIXED AND VARIABLE ANNUITY
 INSURANCE COMPANY                              GROUP MASTER CONTRACT


ING USA  is a stock company domiciled in Iowa
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        Offices: 1475 Dunwoody Drive, West Chester, Pennsylvania 19380



CONTRACTHOLDER: Golden Investor Trust, Inc.

GROUP CONTRACT NUMBER: G-000029-OE

ISSUED IN:  Delaware       CONTRACT ISSUE DATE:                   August 1, 2004


In this Contract, we, our and us refer to the ING USA Annuity and Life Insurance Company.

In consideration of application for this Contract and the payment of premiums, we agree, subject to the terms and conditions of this Contract, to provide the benefits described in this Contract to the persons eligible (herein called "Annuitants") under the terms of this Contract.

If this Contract is in force, we will make income payments to the Certificate Owner, or Payee if different, starting on the First Annuity Payment Date shown in each Certificate. If the Annuitant dies after income payments have commenced and there is no surviving Certificate Owner or joint Certificate Owner, we will pay any remaining Guaranteed Payments ("death proceeds") to the Beneficiary. The amounts of such benefits are subject to the terms of this Contract.

Any death proceeds due under this Contract will be paid according to the Beneficiary designation and the provisions of this Contract. Payment of any death proceeds by us will completely discharge our liability with respect to the amounts so paid.

All provisions set forth on the following pages are a part of this Contract.

Signed for ING USA Annuity and Life Insurance Company on the Contract Date.





[GRAPHIC OMITTED][GRAPHIC OMITTED]


                                   Secretary:

Customer Service Center

P.O. Box 9271 [GRAPHIC OMITTED][GRAPHIC OMITTED] Des Moines, IA 50306-9271
President:

1-800-366-0066

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SINGLE PREMIUM IMMEDIATE FIXED AND VARIABLE ANNUITY GROUP MASTER CONTRACT - NO
DIVIDENDS Non-participating. Investment results reflected in values.

IU-MP-3000                                           2
                              CERTIFICATE CONTENTS

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      SCHEDULE OF BENEFITS....................................................3

      IMPORTANT TERMS.........................................................4

      GENERAL PROVISIONS......................................................6
           Eligibility
           The Certificate Owner
           The Beneficiary
           Change of Certificate Owner or Beneficiary
           Single Premium Payment
           Premium Taxes
           Market Value Adjustments

      DEATH BENEFIT PROVISIONS.................................................8
         Death of Certificate Owner Prior to the First Annuity
                Payment Date
                Spousal Continuation upon Death of Certificate Owner

         Death After the First Annuity Payment Date
                Death of Annuitant
                Death of Certificate Owner
                How to Claim Payments to Beneficiary

      VARIABLE ANNUITY PROVISIONS..............................................9
           The Variable Separate Account
                Variable Separate Account Divisions
                Changes Within the Variable Separate Account

           Variable Annuity Payments
                Annuity Unit Value
                Net Return Factor

           Deductions from the Variable Separate Account Divisions
                Mortality and Expense Risk Charges and Administrative
                Expenses

           Redemption Fees

           Certificate Owner's Right to Make Allocation Changes

      OTHERIMPORTANT
           INFORMATION........................................................12
           Entire Contract
           Sending Notice to Us
           Reports to Certificate Owner
           Assignment - Using this Certificate as Collateral Security
           Contract Changes - Applicable Tax Law
           Misstatement of Age or Sex
           Non-Participating
           Incontestability
           Certificates
           Conformity with Law
           Facility of Payment
           Authority to Make Agreements
           Required Note on Our Computations
           Payments We May Defer
           Surrender/Loan Value
           Records
           Certificate Owner's Right to Examine the Certificate

         Copies of any additional Riders and Endorsements are at the back of this Certificate.



IU-MP-3000                                           2

                              SCHEDULE OF BENEFITS

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PREMIUM PAYMENT AND INVESTMENT INFORMATION

Investment

Minimum Single Premium Payment           $10,000

Variable Annuity Assumed Interest        As shown in each Certificate
Fixed Annuity Contract Rate              As shown in each Certificate


Guaranteed Payments cannot extend beyond: Qualified: earlier of (a) age 100 and
                                          (b) life expectancy
                                          Non-Qualified: age 100

Allocations - Variable Separate Account Divisions
Maximum Divisions at any one time:                                     Twenty
Maximum allocation changes per Certificate Year without Charge:        12

Index Rate
The Index Rate is the average of the Ask Yields for the U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is derived from the length of the Period Certain ("certain period"). If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method subject to any required regulatory approval. We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period less than 28 days.

CONTRACT FACTS

Certificate Date:                    As shown in each Certificate
Annuity Option                       As shown in each Certificate
First Annuity Payment Date:          As shown in each Certificate
Death Benefits:                      As shown in each Certificate
Right to Withdraw Option             As shown in each Certificate
Flexible Period Option               As shown in each Certificate
Option Riders:                       As shown in each Certificate

CHARGES
Initial Administrative Charge:       None
Excess Allocation Charge:           $25 Covers the cost of allocations in excess
                                    of the 12 free allocations changes allowed per Certificate Year. Deducted from the Annuity Payment next following any allocation change(s)

Surrender Charges                    As shown in each Certificate
Deductions from the Divisions:
   Mortality & Expense Risk Charge As shown in each Certificate Asset Based Administrative Charge As shown in each Certificate
   Redemption Fees                   As shown in each Certificate


IU-MP-3000                                                  3

                                 IMPORTANT TERMS

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ANNUITANT - The person designated by the Certificate Owner to be the measuring life in determining Annuity Payments and whose death may result in payment of any death proceeds. The Annuitant must be a natural person.

ANNUITY - a periodic payment to begin at a specified or contingent date and to continue for a fixed period (the Period Certain) and/or for the duration of a designated life or lives.

ANNUITY OPTIONS - Options the Certificate Owner selects that determine the form and amount of Annuity Payments.

ANNUITY PAYMENT - The periodic payment the Certificate Owner, or Payee if different, receives on either a variable basis or fixed basis, or a combination thereof.

ANNUITY UNIT - the measure for valuing a Variable Annuity on and after the First
     Annuity Payment Date. The dollar value of each unit fluctuates with the experience of the Variable Separate Account Divisions available for investment under the Certificate.

ASSUMED INTEREST RATE - The rate selected by the Certificate Owner which is used to calculate the Variable Annuity Payments under the Certificate and to determine withdrawal values, as appropriate. The Assumed Interest Rate is shown in the Certificate Schedule.

BENEFICIARY - The person designated by the Certificate Owner to receive death proceeds in the case of the Annuitant's death (or joint Annuitant's death if applicable) if there is no surviving Certificate Owner or joint Certificate Owner.

BUSINESS DAY - Any day the New York Stock Exchange ("NYSE") is open for trading, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued, excluding federal holidays,

CERTIFICATE - A summary of the benefits and provisions provided under this Contract.

CERTIFICATE ANNIVERSARY - The anniversary of the Certificate Date.

CERTIFICATE DATE - The date we received the Premium and upon which we begin determining the Certificate values. This date is used to determine Certificate months, processing dates, years, and anniversaries.

CONTRACT ISSUE DATE - The date this Contract is issued at our Customer Service
     Center.

CERTIFICATE OWNER - The individual who owns the Certificate and is entitled to exercise all rights under the Certificate.

CERTIFICATE YEAR - The period between Certificate Anniversaries.

CONTRACTHOLDER - The entity to whom this contract is issued.

ESTIMATED VARIABLE ANNUITY PAYMENT - The estimated periodic payments a
     Certificate Owner, or Payee if different, receives under a Variable Annuity which, when based on the experience of a separate account, are not guaranteed and will fluctuate according to the investment experience of the Variable Separate Account Divisions. The estimated Variable Annuity Payment, if any, is shown in the Certificate Schedule.

FIXED ANNUITY - An Annuity with benefit payments which are fixed and will not fluctuate during the payment period.

FIXEDANNUITY PAYMENT - The fixed periodic payment a Certificate owner receives under a Fixed Annuity. Such payments, if any, are supported by the General Account and are shown in the Certificate Schedule.

FIXEDANNUITY PAYMENT RATE - The rate used to calculate the Fixed Annuity
     Payments, if any, under the Certificate and to determine withdrawal values, as appropriate.

GENERAL ACCOUNT - An account which contains all of our other assets other than those held in our Separate Account. It is used to support Fixed Annuity Payments.



IU-MP-3000                                                  4

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GUARANTEED PAYMENT - A periodic payment that is due whether or not the
     Annuitant, or joint Annuitant if applicable, is living on date the Guaranteed Payment is due.

FIRST ANNUITY PAYMENT DATE - the date on which the first annuity periodic payment is paid under the Certificate.

ISSUEAGE -The age of the Certificate Owner, or that of the Annuitant if different, on his or her birthday nearest a Certificate Date.

JOINTLIFE INCOME ANNUITY - An Annuity issued on the lives of two individuals for which payments are based on whether or not at least one of the Annuitants is living on the date the Annuity Payment is due. Payments cease at the death of both Annuitants.

JOINTLIFE INCOME WITH PERIOD CERTAIN ANNUITY - An Annuity issued on the lives of two individuals with Guaranteed Payments that continue for a specified period of time without being dependent upon the survival of the Annuitant or joint Annuitant and continue thereafter in whole or in part as long as at least one of the Annuitants is living.

LIFE INCOME ANNUITY - An Annuity for which payments are based soley on whether or not the Annuitant is living on the date the Annuity Payment is due. Payments cease at the Annuitant's death.

LIFE INCOME WITH PERIOD CERTAIN ANNUITY - An Annuity with Guaranteed Payments that continue for a specified period of time and continue thereafter as long as the Annuitant is living.

MARKET VALUE ADJUSTMENT - A positive or negative adjustment applied (a) to any portion of Fixed Annuity Guaranteed Payments withdrawn; or (b) to determine the withdrawal value under Flexible Period Option, if applicable.

NET RATE OF RETURN -  The Net Rate of Return is equal to:

     (1) The value of the shares of the Division at the end of a Valuation Date; minus

     (2) The value of shares of the Division at the start of the Valuation Date; plus or minus

     (3) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

     (4) The value of shares of the Division at the start of the Valuation Date; minus

     (5) The daily Asset Based Administrative Charges and Mortality and Expense Risk Charges described in the Schedule for each day in the Valuation Period.

     A Net Rate of Return may be more or less than 0%. The value of a share in a Division is equal to the net assets of the Division divided by the number of shares outstanding. Refer to the Variable Annuity Provisions of this Certificate for additional information.

PAYEE- The person designated by the Certificate Owner to receive the Annuity
     Payments under the Certificate. The Certificate Owner is the Payee, unless someone else is named. If the Payee dies before all payments have been made under the Certificate, the contingent Payee will become the Payee. If there no contingent Payee, the Certificate Owner will become the Payee.

PERIOD CERTAIN ANNUITY - An Annuity with Guaranteed Payments that continue for a specified period of time without being dependent upon the survival of the Annuitant.

VALUATION DATE - The day at the end of a Valuation Period when each Division is valued.

VALUATION PERIOD - Each business day together with any non-business days before it.

VARIABLE ANNUITY - an Annuity with payments that fluctuate based on the net investment experience of the divisions of the Variable Separate Account.

VARIABLE SEPARATE ACCOUNT DIVISION - Under a Variable Annuity, an investment option available in the Variable Separate Account. Any Variable Separate Account Divisions elected by the Certificate Owner for the allocation of some or all of the Premium Payment are shown in each Certificate.



IU-MP-3000                                                 5

                               GENERAL PROVISIONS
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ELIGIBILITY

Eligible persons as stated in the application for this Contract and who have enrolled and for whom the Initial Premium has been paid are eligible to receive the benefits under this Contract.

THE CERTIFICATE OWNER

The Certificate Owner is also the Annuitant unless another Annuitant has been named and is shown in the Certificate. The Certificate Owner has the rights and options described in this Contract. One or more people may own a Certificate. The sole certificate Owner's estate will be the beneficiary if no beneficiary designation is in effect, or if the sole designated beneficiary has predeceased the certificate Owner. In the case of a joint certificate Owner dying prior to the First Annuity Payment Date, the surviving Owner(s) will be deemed to be the Beneficiary(ies) and any other Beneficiary(ies) of record will be treated as the contingent Beneficiary(ies).

THE BENEFICIARY

The Beneficiary will receive any remaining Guaranteed Payments due under this Certificate at the death of the Annuitant, and joint Annuitant if applicable, if there is no surviving Certificate Owner or joint Certificate Owner. We pay any remaining Guaranteed Payments to the primary Beneficiary. If the primary Beneficiary dies before the Annuitant, any remaining Guaranteed Payments are paid to the contingent Beneficiary, if any. If there is no contingent Beneficiary, we pay any remaining Guaranteed Payments to the Certificate Owner, if living, otherwise to the Certificate Owner's estate or legal successors. One or more persons may be named as primary Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, we will assume any remaining Guaranteed Payments are to be paid in equal shares to the surviving Beneficiaries. The Certificate Owner may specify other than equal shares. See Death Benefit Provisions for more information.

CHANGE OF CERTIFICATE OWNER OR BENEFICIARY

During the Annuitant's lifetime and while the Certificate is in effect under this Contract, the Certificate Owner can transfer ownership of the Certificate or change the Beneficiaries, unless the primary Beneficiary has been designated as irrevocable. To make any of these changes, we require written notice of the change in a form satisfactory to us. If there are joint Certificate Owners, both must agree to the change. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center.

SINGLE PREMIUM PAYMENT

This is a single premium annuity. However, the single premium may be paid in one lump sum or in installments anytime prior to the First Annuity Payment Date shown in the Schedule of each Certificate. Any such planned installments must be identified at the time a Certificate is issued and be received by us at our Customer Service Center prior to such First Annuity Payment Date. The Certificate Holder may allocate Premium Payment to Fixed Annuity Payments, Variable Annuity Payments, or a combination thereof. The amount of the premium applied to a Certificate will be the initial premium received as shown in the Certificate Schedule, minus a deduction for Premium Taxes, if any. If any subsequent payments are received after a Certificate Date, but before the First Annuity Payment Date, the initial calculation of Fixed Annuity Payments under a Certificate will be considered an estimate until the First Annuity Payment Date. We may defer acceptance of or return any subsequent Premium Payments received before the First Annuity Payment Date.



IU-MP-3000                                                 6

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PREMIUM TAXES

We deduct the amount of any premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred.

MARKET VALUE ADJUSTMENTS

A Market Value Adjustment will be applied to any portion of a Fixed Annuity Payment withdrawn to determine the withdrawal value under the Certificate. The Market Value Adjustment is determined by multiplying the amount withdrawn by the following factor:

                                            1  +  I                N/365
                                      ------------------------
                                        1  +  J  +  .0050                  -   1

The applicable maturity for Index Rate I is the certain period divided by 2 rounded up to the nearest whole number and the applicable maturity for Index Rate J is the remaining certain period divided by 2 rounded up to the nearest whole number. The calendar month of Index Rate determination for Index Rate I is the month the Certificate was issued or the month of the most recent change (if any) under the Flexible Period Option. The calendar month of Index Rate determination for Index Rate J is the month the transaction is effective. N is equal to the number of days remaining in the certain period, divided by 2.

Index Rate
The Index Rate is the average of the Ask Yields for the U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is derived from the length of the Period Certain ("certain period"). If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method subject to any required regulatory approval. We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period less than 28 days.

Market Value Adjustments will be applied as follows:

     (1) The Market Value Adjustment will be applied to the amount withdrawn before deduction of any applicable Surrender Charge.

     (2) The Market Value Adjustment will be calculated on the total amount that must be withdrawn in order to provide the amount requested



IU-MP-3000                                                 7

                            DEATH BENEFIT PROVISIONS
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DEATH OF CERTIFICATE OWNER PRIOR TO THE FIRST ANNUITY PAYMENT DATE

If a Certificate Owner dies prior to the First Annuity Payment Date, the entire interest in the Certificate must be distributed within five years of the date of death, or payments may be made over a period not extending beyond the life expectancy of the Beneficiary, provided such payments begin not later than one year after the date of death. The "entire interest" means the Premium Paid plus any increase or minus any decrease in the value of amounts allocated to the Separate Account as of the date we receive due proof of death.

Spousal Continuation upon Death of Certificate Owner
If, at the death of the Certificate Owner (who is not also the Annuitant), the surviving spouse of the deceased Certificate Owner is the Beneficiary, then such surviving spouse may elect to continue the Certificate as their own pursuant to Internal Revenue Code Section 72(s) or the equivalent provisions of the U.S. Treasury Department rules for qualified plans. However, on the death of the surviving spouse, this provision may not be used again.

DEATH AFTER THE FIRST ANNUITY PAYMENT DATE

Death of Annuitant
If the Annuitant, and Joint Annuitant if applicable, dies and there is no surviving Certificate Owner or joint Certificate Owner, any remaining Guaranteed Payments will be paid to the Beneficiary in the form specified in the Schedule upon receipt of due proof of the Annuitant's death at our Customer Service Center. Such payments will be paid at least as rapidly as under the method of distribution then in effect. In all events, distributions under the Certificate must be made as required by applicable law.

If this Certificate is issued as a Life with Period Certain Annuity, within six months of such death, the Beneficiary may elect to receive the withdrawal value of any remaining Guaranteed Payments in a lump sum. If the Certificate is issued as a Period Certain Annuity or if there are rights to make withdrawals under the Certificate as shown in the Certificate Schedule, the Beneficiary may elect to receive the withdrawal value of any remaining Guaranteed Payments in a lump sum at any time. The withdrawal value under this provision is equal to:

     (a) Under the Fixed Annuity portion of the Certificate, if applicable, the present value of any remaining Fixed Annuity Guaranteed Payments determined by using the Fixed Annuity Payment Rate as of the Valuation Date immediately following the date we receive due proof of the Annuitant's death, adjusted by any Market Value Adjustment; and

     (b) Under the Variable Annuity portion of the Certificate, if applicable, the present value of any remaining Variable Annuity Guaranteed Payments determined by using the Assumed Interest Rate as of the Valuation Date immediately following the date we receive due proof of the Annuitant's death.

No Surrender Charges will apply in calculating the withdrawal value under this provision. To take the withdrawal value of any remaining Variable and/or Fixed Annuity Guaranteed Payments, as applicable, we must receive a written request satisfactory to us at our Customer Service Center.

Death of Certificate Owner
If a Certificate Owner, who is not also the Annuitant, dies, payments will continue to the Payee in the form specified in the Schedule. If no Payee designated by the Certificate Owner survives the Certificate Owner, payments will be made to the Certificate Owner's estate. Such payments will be paid at least as rapidly as under the method of distribution then in effect.

How to Claim Payments to Beneficiary
We must receive proof of the Annuitant's death (and joint Annuitant's death if applicable) at our Customer Service Center before we will make any remaining payments to the Beneficiary. We will calculate any proceeds payable as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions


IU-MP-3000                                                 8

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                           VARIABLE ANNUITY PROVISIONS
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THE VARIABLE SEPARATE ACCOUNT
The Variable Annuity Payments under this Certificate, if any, are provided through investments which may be made in our Separate Account (the "Account"), a unit investment trust Separate Account, organized in and governed by the laws of the State of Iowa, our state of Domicile. The Account is divided into Divisions, each of which is available for investment under this Certificate. The Account is kept separate from our General Account and any other Separate Accounts we may have. It is used to support Variable Annuity Certificates and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the account will not be charged with liabilities that arise from any other business we conduct; but, we may transfer to our General Account assets which exceed the reserves and other liabilities of the Variable Separate Account. Income and realized and unrealized gains or losses from assets in the Variable Separate Account are credited to or charged against the Account without regard to other income, gains or losses in our other investment accounts.

The Variable Separate Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Certificate's purposes. The Variable Separate Account is treated as a unit investment trust under Federal securities laws. It is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940. The Variable Separate Account is also governed by state law as described above.

Variable Separate Account Divisions
A unit investment trust Separate Account is divided into Divisions, each investing in a designated investment portfolio. The Divisions and the investment portfolios designated may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

Changes within the Variable Separate Account
We may, from time to time, make additional Variable Separate Account Divisions available to Certificate Owners. These Divisions will invest in investment portfolios we find suitable for the group contract. We also have the right to eliminate Divisions from a Variable Separate Account, to combine two or more Divisions or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio or Division no longer suits the purpose of the group contract. This may happen due to a change in laws or regulations, a change in a portfolio's investment objectives or restrictions, because the portfolio or Division is no longer available for investment, or for some other reason. We will obtain any required regulatory approvals before making such a substitution

Subject to any required regulatory approvals, we reserve the right to transfer assets of the Variable Separate Account which we determine to be associated with the class of contracts to which the group contract belongs, to another Variable Separate Account or Division.

When permitted by law, we reserve the right to:

     (1) deregister a Variable Separate Account under the Investment Company Act of 1940;

     (2) operate a Variable Separate Account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;

     (3) operate a Variable Separate Account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed Variable Separate Account;

     (4) restrict or eliminate any voting rights of Certificate Owners, or other persons who have voting rights to a Variable Separate Account; and

     (5) combine a Variable Separate Account with other Variable Separate Accounts.


IU-MP-3000                                                 9

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VARIABLE ANNUITY PAYMENTS
If Variable Annuity Payments are chosen, the initial payment for the option chosen reflects the Variable Annuity Assumed Interest Rate shown in the Certificate Schedule. Thereafter, the Divisions of the Variable Separate Account must earn the Assumed Interest Rate shown in the Schedule plus enough to cover any deductions stated in the Certificate if future Annuity Payments are to remain level. If earnings exceed this amount, Variable Annuity Payments will increase; if earnings are less than this amount, Variable Annuity Payments will decrease.

Annuity Units
The Number of Annuity Units is equal to the portion of the first Estimated Variable Annuity Payment allocated to each Division divided by the appropriate Annuity Unit Value on the Valuation Date. Thereafter, the number of Annuity Units remains unchanged except when an allocation change is made. Each Variable Annuity Payment is equal to the sum of the products of each Annuity Unit Value on the Valuation Date for that payment multiplied by the appropriate number of Annuity Units for each Division.

Annuity Unit Value
On any Valuation Date, an Annuity Unit Value is equal to: (1) The Annuity Unit Value on the previous Valuation Day; multiplied by (2) The Annuity Net Return Factor(s) for the Valuation Date; multiplied by (3) A Factor to reflect the Assumed Interest Rate shown in the Schedule

The Annuity Unit Value and Annuity Payment amount may go up or down due to investment gain or loss.

Net Return Factor
The Net Return Factor(s) is(are) used to compute all Variable Annuity Payments for any Division in the Variable Separate Account. The Net Return Factor for each Division is equal to 1.0000 plus the Net Rate of Return.

The Net Rate of Return is equal to:

     (1) The value of the shares of the Division at the end of a Valuation Date; minus

     (2) The value of shares of the Division at the start of the Valuation Date; plus or minus

     (3) Taxes (or reserves for taxes) on the Separate Account (if any); divided by

     (4) The value of shares of the Division at the start of the Valuation Date; minus

     (6) The daily Asset Based Administrative Charges and Mortality and Expense Risk Charges described in the Schedule for each day in the Valuation Period.

A Net Rate of Return may be more or less than 0%. The value of a share in a Division is equal to the net assets of the Division divided by the number of shares outstanding.

Annuity Payments shall not be changed due to mortality or expense results.

DEDUCTIONS FROM THE VARIABLE SEPARATE ACCOUNT DIVISIONS

Mortality and Expense Risk Charges and Administrative Expenses
We deduct a charge from the Net Rate of Return on a daily basis for mortality and expense risks and to compensate us for a portion of our ongoing administrative expenses. The maximum charges for these expenses as of a Certificate Date are shown in each Certificate Schedule, but we may charge less than the maximum.


IU-MP-3000                                                 10

--------------------------------------------------------------------------------
REDEMPTION FEES

We may deduct the amount of any redemption fees imposed by a mutual fund or other investment company in which the Separate Account Divisions invest as a result of any full or partial withdrawals, reallocations or other transactions directed by the Certificate Owner.

THE CERTIFICATE OWNER'S RIGHT TO MAKE ALLOCATION CHANGES

The Certificate Owner may make allocation changes among the available Divisions of the Variable Separate Account after the end of the Right to Examine period. Allocation changes in excess of twelve in any Certificate Year are subject to an Excess Allocation Charge as shown in the Schedule. Any charge will be deducted from the Annuity Payment next following the date of any excess allocation change(s). To make an allocation change, we must receive satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice.

We will monitor transfer activity and will restrict transfers that constitute Frequent Trading. Our current definition of Frequent Trading is more than one purchase and sale of the same underlying fund within a 30-day period. We may modify our general standard, or the standard as it may apply to a particular fund, at any time without prior notice, if required by the underlying fund(s) in which Separate Account Divisions invest and/or by state or federal regulatory requirements, or based on our business judgement. We will notify each Certificate Owner in writing within 30 days of such modification.


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


                           OTHER IMPORTANT INFORMATION
--------------------------------------------------------------------------------

ENTIRE CONTRACT

This Contract, including any attached Riders, endorsements, amendments and the application of the Contractholder, constitute the entire contract between the Contractholder and us. All statements made by the Contractholder, any Certificate Owner or any Annuitant will be deemed representations and not warranties.

SENDING NOTICE TO US

Whenever written notice is required, send it to our Customer Service Center.

REPORTS TO CERTIFICATE OWNERS

We will send to each Certificate Owner a report at least once during each Certificate Year. The report will show the Annuity Unit values as of the end of a Certificate Year. The report will also show the allocation of the Annuity Unit values as of such date and the amounts, if any, deducted from or added to the Annuity Unit value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the jurisdiction in which a Certificate is delivered. We will also send copies of any shareholder reports of the portfolios in which the Divisions of the Variable Separate Account invest, as well as any other reports, notices or documents required by law to be furnished to Certificate Owners.

ASSIGNMENT - USING THIS CERTIFICATE AS COLLATERAL SECURITY

Benefits under a Certificate may be assigned as collateral security for a loan or other obligation. This does not change the ownership. The Certificate Owner's rights and any Beneficiary's right are subject to the terms of the assignment. The Beneficiary's rights may be subordinate to those of an assignee unless the Beneficiary was designated as an irrevocable Beneficiary prior to the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

CONTRACT CHANGES - APPLICABLE TAX LAW

We reserve the right to make changes in this Contract or its Riders to the extent necessary to continue to qualify this Contract as an annuity. Any such changes will apply uniformly to all Certificates that are affected. The Contractholder and Certificate Owner will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

If an age or sex has been misstated, the amounts payable or benefits provided by the Contract will be those that the Premium Payment made would have bought at the correct age or sex.

NON-PARTICIPATING

This Contract does not participate in our divisible surplus.

INCONTESTABILITY

The benefits under this Contract will not be contested, except for nonpayment of premiums, after it has been in effect during the annuitant's lifetime for two years from the certificate date.

CERTIFICATES

    Certificates will be furnished by us.

CONFORMITY WITH LAW

If any provision of this Contract is contrary to any law to which it is subject, such provision is considered amended to conform to such law.


IU-MP-3000                                                 12

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                     OTHER IMPORTANT INFORMATION (Continued)

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FACILITY OF PAYMENT

If no beneficiary is named, we reserve the right to pay an amount not to exceed $2,000 to any person we determine to be entitled to such amount by reason of incurred expenses incident to the last illness or death of a Certificate Owner.

AUTHORITY TO MAKE AGREEMENTS

All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, has the authority to: (1) change any of this Contract's terms; (2) extend the time for Premium Payments; or (3) make any agreement binding on us.

REQUIRED NOTE ON OUR COMPUTATIONS

We have filed a detailed statement of our computations with the insurance supervisory official in the appropriate jurisdictions where each Certificate is delivered. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached optional benefit rider will not increase these values unless otherwise stated in that rider.

PAYMENTS WE MAY DEFER

     We may not be able to determine the value of the assets in the Variable Separate Account because:

          (1)  The NYSE is closed for trading;

          (2)  the SEC determines that a state of emergency exists;

          (3) an order or pronouncement of the SEC permits a delay for the protection of Certificate Owners; or

          (4) the check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

     During such times, as to amounts allocated to the Variable Separate Account, we may delay:

          (1) determination and payment of any death benefit if death occurs before the First Annuity Payment Date;

          (2) allocation changes among the available Divisions of the Variable Separate Account; or

          (3)  making a Variable Annuity Payment.

SURRENDER/LOAN VALUE

Except as provided in the Right to Examine provision, this Contract has no loan or surrender value.

RECORDS

The Contractholder will furnish us information relative to this Contract as we may require to administer this Contract. Such records, which in our opinion have a bearing on this Contract, will be open to us for inspection at all reasonable times.

CERTIFICATE OWNER'S RIGHT TO EXAMINE THE CERTIFICATE

A Certificate Owner may return a Certificate to us or the agent through whom it was purchased within 10 days of receipt. If so returned, we will treat the Certificate as though it were never issued. Upon receipt we will promptly refund the Accumulation Value plus any charges we have deducted as of the date the returned Certificate is received by us.



IU-MP-3000                                                 13


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SINGLE PREMIUM IMMEDIATE FIXED AND VARIABLE ANNUITY GROUP MASTER CONTRACT - NO
DIVIDENDS
Non-participating. Investment results reflected in Variable Annuity Payments.